SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24,  2006

Commission File Number: 000-50282

Cirracor, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-0986282 (I.R.S. Employer Identification No.)
3375 Toopal Drive, Suite 101, Oceanside, California (Address of principal executive offices)	92054 (Zip Code)
760.277.1505 (Registrant’s Telephone Number, Including Area Code)

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On March 24, 2006, the board of directors of Cirracor, Inc., a Nevada corporation ("Registrant") concluded that its previously issued financial statements should no longer be relied upon because of an error in those financial statements. The financial statements covered the year ended September 30, 2005 which were included in the Registrant’s Annual Report on Form 10-KSB filed on or about January 25, 2006 with the Securities and Exchange Commission. The board of directors came to this conclusion upon reexamining the grounds for classifying certain income as revenue, after receiving a comment letter from the Securities and Exchange Commission in regard to this revenue item and the Registrant’s internal controls and procedures. The Registrant’s board of directors has concluded that this income should be classified as other income. The Registrant undertakes herewith to file an amendment to its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006 as soon as practicable.

The Registrant’s board of directors has notified the Registrant’s independent accountant of the comments received, and upon completion of its restatement of those financial statements pursuant to these comments, the Registrant undertakes to submit those financial statements to its independent accountant for review. No other discussion as to these comments or the restatement yet has taken place with the Registrant’s independent accountant, nor did the Registrant receive any notice from its independent accountant in regard to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cirracor, Inc.

March 30, 2006	By:	/s/ Reed Fisher
Reed Fisher, President and Chief Executive Officer

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